Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221338) and Forms S-8 (No. 333-55346, No. 333-82422, No. 333-164441, No. 333-192673, No. 333-198455 and No. 333-204282) of CBS Corporation of our report dated February 15, 2019 relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York
February 15, 2019